UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 8, 2006


                        Investors Capital Holdings, Ltd.
             (Exact name of registrant as specified in its charter)



        Massachusetts                   1-16349                  04-3284631
(State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)



                                230 Broadway East
                               Lynnfield, MA 01940
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (800) 949-1422



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] (Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] (Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] (Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] (Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

     On August 8, 2006:

     (i) Brown & Brown, LLP ("B&B") officially notified Investors Capital Holdings, Ltd. (the "Company") that B&B's partners had joined UHY, LLP, a New York limited liability partnership and independent registered public accounting firm ("UHY"), and resigned as the principal accountant to audit the Company's financial statements, and

     (ii) the Company engaged UHY as the principal accountant to audit the Company's financial statements for the Company's fiscal year ending March 31, 2007 and the interim periods prior to such year-end.

     The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors.

     None of the reports of B&B on the Company's financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years of the Company and any subsequent interim periods, there were no disagreements between the Company and B&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&B, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     The Company has provided B&B with a copy of the foregoing disclosures in conjunction with the filing of this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits - The following exhibit is furnished as part of this current report:

Letter, dated August 8, 2006, from Brown & Brown LLP to the Securities and Exchange Commission


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Investors Capital Holdings, Ltd.

                                                By /s/ Ted Charles
                                                   -----------------------------
                                                Ted Charles, President
Date: August 10, 2006